UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2019

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Interink Plus, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	000-55591	47-3975872
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

4952 S Rainbow Blvd, Suite 326 Las Vegas, NV	89118
(Address of Principal Executive Office)	(Zip Code)

(702) 824-7047

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Form 8-K is incorporated by reference into this Item 1.01.

SECTION 2 - FINANCIAL INFORMATION

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Stock Purchase Agreement described in Item 5.01 below, the Bruce A Cassidy 2013 Irrevocable Trust, of which Bruce A Cassidy, Sr. is sole trustee, agreed to loan Interlink Plus, Inc. (the “Company”) $180,000 on November 20, 2019.  The loan is evidenced by a Promissory Note which is included in this Form 8-K as Exhibit 99.1 (the “Promissory Note”).  Simple interest will accrue on the unpaid principal balance of the loan from November 20, 2019 at the rate of 10% per annum.  Principal and accrued interest are due and payable in full no later than May 20, 2020.

Pursuant to the terms of the Promissory Note, the Company acknowledged and represented, warranted and covenanted to the holder thereof that the principal amount of the Promissory Note would be used exclusively for the following purposes, and in this order: (i) payoff in full of the Demand Promissory Note dated June 15, 2018 between Year Champion Limited and the Company; (ii) payoff in full of the 10% Convertible Promissory Note dated April 25, 2016 between Desert Skyline Resources, LLC and the Company; (iii) payoff in full of the 10% Convertible Promissory Note dated July 15, 2016 between Desert Skyline Resources, LLC and the Company; (iv) pay for services provided by the Company's accountant and transfer agent; and (v) any remaining funds are for working capital purposes.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01Changes in Control of Registrant.

Effective as of November 19, 2019, Duan Fu gifted 53,000,000 shares of common stock and 1,700,000 shares of Series A Convertible preferred stock that may convert into 170,000,000 shares of common stock, constituting approximately 66% of the Company's issued and outstanding common shares and approximately 63% of the Company's issued and outstanding Series A Convertible preferred shares to Zixiao Chen.  After the gift, Mr. Fu no longer owns any shares of the Company's capital stock.

The Bruce A Cassidy 2013 Irrevocable Trust, of which Bruce A Cassidy, Sr. is sole trustee, acquired control of the Company, effective on November 20, 2019, in a transaction involving the purchase of 60,000,000 shares of common stock and 2,700,000 shares of Series A Convertible Preferred Stock that may convert into 270,000,000 shares of common stock, constituting approximately 98% of the Company's issued and outstanding common shares and 100% of the Company's issued and outstanding Series A Convertible preferred shares from Ms. Chen.  The Bruce A Cassidy 2013 Irrevocable Trust paid $250,000 in connection with the transaction to acquire control of the Company.  The transaction was consummated pursuant to the terms and conditions set forth in the Stock Purchase Agreement dated November 20, 2019 which is included in this Form 8-K as Exhibit 99.2 (the “Stock Purchase Agreement”).  As a result of the gift and sale there was a change of control of the Company.

There is no family relationship or other relationship between Mr. Fu, Ms. Chen and Mr. Cassidy.

In connection with the sale, pursuant to the Stock Purchase Agreement, Mr. Fu, as the sole director of the Company, agreed to (a) to increase the number of directors on the Board of Directors of the Company (the “Board”) from one (1) to two (2), and appoint Mr. Cassidy as a director of the Company, effective at 5:00 pm on November 20, 2019; (b) resign as the sole officer of the Company, effective at 5:00 pm on November 20, 2019; and (c) appoint Roger Tichenor as the sole officer of the Company, effective at 5:01 pm on November 20, 2019.  As a result thereof, Mr. Fu and Mr. Cassidy are the directors of the Company, and Mr. Tichenor is the Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer of the Company.

Other than as described below, there are no arrangements or understandings among both the former and new control persons and their associates with respect to the election of directors of the Company or other matters.

As required to be disclosed by Regulation S-K Item 403(c), there are no arrangements, known to the Company, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Stock Purchase Agreement, Mr. Fu resigned his positions as the Company's Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer, effective at 5:00 pm on November 20, 2019.  His resignation was not the result of any dispute or disagreement with the Company.

Pursuant to the terms of the Stock Purchase Agreement, Bruce A Cassidy, Sr. was elected to fill a newly created directorship on the Board, effective at 5:00 pm on November 20, 2019.  Mr. Cassidy will serve on the Board until his successor shall be duly elected and qualified, or until his earlier resignation or removal in accordance with the Corporation's Bylaws.

The Company does not have separate committees of the Board.

Pursuant to the terms of the Stock Purchase Agreement, Roger Tichenor was appointed to fill the officer positions of Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer of the Company, effective at 5:01 pm on November 20, 2019.  Mr. Tichenor was appointed to serve in such positions until his successor shall be duly appointed and qualified, or until his earlier resignation or removal in accordance with the Corporation's Bylaws.

Biographies

Roger Tichenor; Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer; Age 56:  Roger Tichenor has over 30 years of investment and management experience. From 1985 to 1994 Roger was a registered stockbroker and a licensed commodity trader with Republic Securities, a company based out of Chicago, IL.  From 1994 to 2004 he was the president of Phoenix Capital Inc., a firm that consulted with public and private companies. In 2004 he became the Managing Director of Private Equity Fund, Phoenix Capital Opportunity Fund. From 2010 to present day, Roger became a private investor in a number of different areas ranging from Real Estate to hard money lending.

Bruce A Cassidy, Sr.; Director; Age 69:  Bruce A Cassidy, Sr. was Founder and CEO of Excel Mining Systems (EMS) a manufacturer of roof support systems for the mining industry located in Bowerston, Ohio.  Bruce served as Chief Executive Officer of EMS from 1991 until its sale in 2007 to Orica Mining Services (“Orica”), an Australian-based company.  In 2008, Mr. Cassidy became President and Chief Executive Officer of Minova North & South Americas, a subsidiary of Orica, and served in that position until his retirement in December 2009.  Since the sale of his company, Bruce has spent his time investing in, operating, and serving as a board member for various companies in multiple industries.  He was the founding investor and served on the board of Ohio Legacy Corp which owned Premier Bank and Trust for over seven years.  Bruce currently owns and operates The Concession Golf Club in Sarasota FL and continues to own and serve on the board of several operating business entities, including: Selinsky Force, located in Canton OH; CelebYou, located in Sarasota FL; Sarasota Green Group, located in Sarasota FL; Segmint, located in Akron OH; and several others.

There is no family relationship between Mr. Tichenor and Mr. Cassidy.

Compensation of Officers and Directors

There are no agreements to compensate any of the officers or directors for their services.

The Company has not adopted any retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of the officers or directors.

There are no compensatory plans or arrangements, including payments to be received from the Company, with respect to any former officers or directors which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of such person’s services with the Company, or any change in control of the Company, or a change in the person’s responsibilities following a change in control of the Company.

Except for the Promissory Note described in Item 2.03 above, and the ownership of the Company’s securities, neither the newly elected director or officer, nor any member of the immediate family of such person, have, to the knowledge of the Company, had a material interest, direct or indirect, since the beginning of the Company's last fiscal year, in any transaction or proposed transaction which may materially affect the Company.

The information set forth in Items 2.03 and 5.01 of this Form 8-K is incorporated by reference into this Item 5.02.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Promissory Note dated November 20, 2019 made by Interlink Plus, Inc.
99.2	Stock Purchase Agreement dated as of November 20, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 25, 2019	INTERLINK PLUS, INC.

By: /s/ Roger Tichenor
Roger Tichenor, CEO